                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
U.S. Foodservice:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-88140, 33-88142, 33-88144, 33-81011 and 333-43185) of U.S.
Foodservice (formerly JP Foodservice, Inc.) of our report, dated March 4, 1998, with respect to the consolidated balance sheet of U.S. Foodservice and Subsidiaries as of June 28, 1997 and the related consolidated statements of operations, stockholders' equity, cash flows and financial schedules for the year then ended, which report appears in the Form 8-K/A dated March 9, 1998.


KPMG Peat Marwick LLP

Baltimore, Maryland
March 6, 1998